EXHIBIT 23.3


                  CONSENT OF QUALIFIED INDEPENDENT UNDERWRITER

     The undersigned is named in the Prospectus which is part of Pre-Effective Amendment No.1 to the Registration Statement on Form SB-2 as the qualified independent underwriter which shall perform certain functions in connection with the preparation of this Registration Statement and which firm shall also render its opinion as to the fairness of the offering of the Series 1996A Promissory Notes in aggregate principal amount of $5,000,000. The undersigned consents to the use of its name in such capacity in the referenced Prospectus.

                                        KASHNER DAVIDSON SECURITIES CORPORATION

                                        By:  /s/ VICTOR L. KASHNER
                                             ---------------------
                                             Victor L. Kashner, President

Sarasota, Florida

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